Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

240 Greenwich Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

CRH America Finance, Inc.

(Exact name of obligor as specified in its charter)

Delaware	87-2307648
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

900 Ashwood Parkway Suite 350 Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

CRH plc

(Exact name of obligor as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

Belgard Castle Clondalkin Dublin 22, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

(Guaranteed Debt Securities)

(Title of indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429
The Clearing House Association L.L.C.	100 Board Street New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15. Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15 .

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of April 2019.

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence O’Brien
Name:	Laurence O’Brien
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2018, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,260,000
Interest-bearing balances	79,008,000
Securities:
Held-to-maturity securities	33,972,000
Available-for-sale securities	82,048,000
Equity securities with readily determinable fair values not held for trading	33,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	2,000
Securities purchased under agreements to resell	33,289,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	26,158,000
LESS: Allowance for loan and lease losses	119,000
Loans and leases held for investment, net of allowance	26,039,000
Trading assets	2,731,000
Premises and fixed assets (including capitalized leases)	1,586,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	553,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	7,090,000

Other assets	14,798,000

Total assets	286,411,000

LIABILITIES
Deposits:
In domestic offices	139,207,000
Noninterest-bearing	65,812,000
Interest-bearing	73,395,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	104,092,000
Noninterest-bearing	6,080,000
Interest-bearing	98,012,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,621,000
Securities sold under agreements to repurchase	163,000
Trading liabilities	2,254,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	3,624,000
Not applicable
Not applicable
Subordinated notes and debentures	515,000
Other liabilities	6,102,000

Total liabilities	260,578,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,964,000
Retained earnings	15,065,000
Accumulated other comprehensive income	-1,681,000
Other equity capital components	0
Total bank equity capital	25,483,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	25,833,000

Total liabilities and equity capital	286,411,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Charles W. Scharf
Samuel C. Scott	Directors
Joseph J. Echevarria